2200 ROSS AVENUE • 31ST FLOOR • DALLAS, TX 75201-2761 • (214) 665-1900 • www.barrowhanley.com

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC Revised December 31, 2018

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC
CODE OF ETHICS
Table of Contents

Introduction		ii
Definitions		iii
I.	Policy for Possession of Material Non-Public Information (MNPI)	1
II.	Duty of Confidentiality	3
III.	Procedures for Access Persons	4
IV.	Exempted Transactions	7
V.	Compliance Procedures	8
VI.	Chief Compliance Officer’s Authority and Duties	12
VII.	Reporting of Violations	12
VIII.	Reporting to the Board of Managers	13
IX.	Sanctions	13
X.	Retention of Records	14
Exhibits
	INITIAL REPORT OF ACCESS PERSONS	A
	ANNUAL REPORT OF ACCESS PERSONS	B
	QUARTERLY TRANSACTIONS REPORT OF ACCESS PERSONS	C
	PERSONAL REPORTABLE SECURITIES TRANSACTION PRE-CLEARANCE FORM OF ACCESS PERSONS	D
	PERSONAL POLITICAL CONTRIBUTION PRE-CLEARANCE FORM OF ACCESS PERSONS	E
	LIST OF REPORTABLE FUNDS OF ACCESS PERSONS	F

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i

Introduction

Barrow, Hanley, Mewhinney & Strauss, LLC (the “Firm” or “BHMS”) has adopted this Code of Ethics ("Code") in its current form in compliance with the requirements of Sections 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Section 17(j) of the Investment Company Act of 1940, and this Code was last amended on December 31, 2018. The Code requires the Firm’s Access Persons to comply with the federal securities laws, sets standards of business conduct required of the Firm’s supervised persons and addresses conflicts that arise from personal transactions and other activity by Access Persons. The policies and procedures outlined in the Code are intended to promote compliance with fiduciary standards by the Firm and its Access Persons. As a fiduciary, the Firm and its employees: (i) have the responsibility to render professional, continuous and unbiased investment advice, (ii) owe its clients a duty of honesty, good faith and fair dealing, (iii) must act at all times in the best interests of clients, and (iv) must avoid or disclose conflicts of interest.

A.	BHMS’ Code of Ethics is designed to:
	1.	Set standards for ethical conduct based on the fundamental principles of openness, integrity, honesty and trust;
	2.	Protect the Firm’s clients by deterring misconduct;
	3.	Educate its employees regarding the Firm’s expectations and the laws governing their conduct;
	4.	Remind employees that they are in a position of trust and must act with complete propriety at all times;
	5.	Protect the reputation of the Firm;
	6.	Guard against violations of the securities laws;
	7.	Establish procedures for employees to monitor the Firm’s business and uphold its ethical principles; and
	8.	Discourage excessive risk-taking in a Person’s personal investment or in a client’s account.
B.	The Code of Ethics is based upon the principle that the directors, officers and employees of
	the	Firm owe a fiduciary duty to the clients of the Firm to conduct their affairs, including their
	personal	transactions, in such a manner as to avoid:
	1.	Serving their own personal interests ahead of clients;
	2.	Taking inappropriate advantage of their position with the Firm;

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	3.	Actual or potential conflicts of interest; or
	4.	Abuse of their position of trust and responsibility.
C.	As a fiduciary, employees should avoid conflicts of interest where possible. Unavoidable
	conflicts	must be reported as required by this Code.
D.	This fiduciary duty includes the duty of the Chief Compliance Officer (“CCO”) of the Firm to
	maintain,	monitor and enforce the Code, periodically review and amend the Code, report
	material	violations of this Code to the Firm’s Board of Managers and any client, as required.
E.	The Code contains requirements that are necessary to prevent Access Persons from violating
	the	Firm’s standards and procedures that have been designed to prevent violations of the
	Code.	Each Access Person at the commencement of their employment must certify, by their
	signature	on Exhibit A, their understanding of the Code’s requirements and their
	acknowledgement	to abide by all of the Code’s provisions. Each Access Person must re-certify
	their	understanding and acknowledgement of the Code annually, and any time the Code is amended.

Definitions

The following terms are used throughout this Code and are defined here to describe and explain their use and purpose for the Code’s provisions and prohibitions.

A.	"Access Person” means supervised persons of the Firm including any director, officer, general partner, Advisory Person, Investment Personnel, Portfolio Manager, or employee of the Firm.
The CCO may, in her discretion, designate other individuals (e.g. consultants, interns and temporary employees) that have access to client information as Access Persons of the Firm. The CCO may exempt certain Access Person(s) that are subject to another code of ethics that has been approved by the CCO from certain provisions of this Code.
B.	"Advisory Person” means any person in a Control relationship to the Firm who obtains information concerning recommendations made to the Firm with regard to the purchase or sale of a security by the Firm.
C.	“Affiliate” or “Affiliated Company” means a company which is an affiliate of the Firm through the OM Asset Management plc (“OMAM”) relationship.
D.	“Beneficial Ownership” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect beneficial interest in a Reportable Security.

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E.	“Black-out Period” means the time period designated by the CCO whereby an Access Person and Family Member must not trade a Reportable Security, see Trading Restrictions for Access Persons, Section D, page 12.
F.	“Business Entertainment” means an Access Person’s participation in lunches, dinners, cocktail parties, sporting activities or similar business gatherings conducted for business purposes. Business Entertainment is not a Gift.
G.	"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.
Any Person or entity who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall generally be presumed to control such company. Any Person who does not own more than 25% of the voting securities of any company shall be presumed not to control such company.
H.	“Covered Associate” means any general partner, managing member or executive officer, or other individual with a similar status or function, any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee.
I.	“Direct Beneficial Interest” means a Person has a direct interest as an owner of something or receives a direct benefit from an investment in a Reportable Security. A direct benefit may derive from, among other things, something owned by a Person’s spouse or partner, or Family Trust.
J.	“Family Member” means an Access Person’s spouse, domestic partner, minor children, and relatives by blood or marriage living in the same household as the Access Person.
K.	“Gift” means cash or any item of value.
L.	“Government Entity” means any state or local government agency, authority or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (i.e. defined benefit pension plan, separate account or general fund); and any participant- directed government plan.
M.	“Indirect Beneficial Interest” means a Person, who is not an owner, receives an indirect benefit from an investment in a Reportable Security. An Indirect Beneficial Interest may be derived from any number of sources.
N.	"Investment Personnel" means: (i) any Portfolio Manager of the Firm, and (ii) securities
research	Analysts, Traders, Client Portfolio Managers, and other personnel who provide
information	and advice to the Portfolio Manager, or who help execute the Portfolio Manager's decisions.

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O.	“Managed Fund” means any Reportable Fund for which the Firm serves as an Investment
	Adviser	or Sub-Adviser. A list of Managed Funds is attached as Exhibit F, and is available on
	PTA,	or from the Compliance Department.
P.	“Person” means any Person or a company.
Q.	“Political Action Committee” or “PAC” means an organization whose purpose is to solicit and
	make	Political Contributions.
R.	“Political Contribution” means any Gift, subscription, loan, advance, or deposit of money (such
	as	gift certificates or merchandise), or anything of value made to a candidate or PAC for:
	1.	The purpose of influencing any election,
	2.	The payment of debt incurred in connection with any such election,
	3.	Transition or inaugural expenses of the successful candidate for office,
	4.	Coordinating contributions through bundling or facilitating the contributions of other persons or PACs.
	Examples	of contributions include, (i) the cost of attending fundraising events, (ii) payments to
	bond	ballot campaigns, (iii) expenses incurred in connection with fundraising, or (iv) expenses
	incurred	from other volunteer activities (e.g., hosting a reception).
S.	“Political Fundraising Activities” include, but are not limited to, the following activities on behalf
	of	a state or local candidate or official:
	1.	Coordinating contributions (generally, bundling, pooling, or otherwise facilitating the contributions made by other persons, including hosting events),
	2.	Soliciting contributions (generally, communicating, directly or indirectly, for the purpose of obtaining or arranging a Political Contribution), or
	3.	Directing fundraising efforts.
T.	“Portfolio Directional Trade” means a trade directed by a Portfolio Manager intended to
	increase	or decrease a security’s investment weighting in a client’s account. This is a separate
	type	of trade from a trade required to satisfy a client’s cash-flow request.
U.	"Portfolio Manager" means an employee of the Firm entrusted with the direct responsibility
	and	authority to make investment decisions in a client’s account.

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v

V.	“Reportable Account” means any account maintained with a bank, broker or other entity in
	which	an Access Person or Family Member owns Reportable Securities or has the ability to
	transact	in Reportable Securities or has discretion over trading Reportable Securities on behalf
	of	another.
W.	“Reportable Fund” means any unregistered fund and any fund registered under the Investment
	Company	Act where the Firm or an Affiliated Company acts as the investment adviser, sub-
	adviser	or principal underwriter for the fund.
X.	"Reportable Security" means a Security required to be reported under this Code and is subject
	to	the requirements of this Code and includes any note, stock, treasury stock, corporate or
	municipal	bond, foreign government bond, debenture, exchange-traded fund (ETF), evidence
	of	indebtedness, certificate of interest or participation in any profit-sharing agreement,
	collateral-trust	certificate, pre-organization certificate or subscription, transferable share,
	investment	contract, voting-trust certificate, certificate of deposit for a security, fractional
	undivided	interest in oil, gas, or other mineral rights, any put, call, straddle, option, future,
	swap,	convertible, or privilege on any security, group or index of Reportable Securities, on a
	national	securities exchange relating to foreign currency, or crypto-currency, or, in general, any
	interest	or instrument commonly known as a security, or instrument for trading speculation, or
	any	certificate of interest or participation in, temporary or interim certificate for, receipt for,
	guarantee	of, or warrant or right to subscribe to or purchase, any of the foregoing, Reportable
	Fund,	Managed Fund, limited offering, bank loan for the purpose of investing, private
	placement	or hedge fund. Reportable Security does not mean: direct obligations of the
	Government	of the United States, high quality short-term debt instruments, bankers'
	acceptances,	bank certificates of deposit, commercial paper, repurchase agreements, shares
	issued	by mutual funds that are not Reportable Funds.
Y.	“Solicit a Government Entity for Investment Advisory Services” means a direct or indirect
	communication	with a state or local Government Entity for the purpose of obtaining or retaining
	investment	advisory services business including, but not limited to, the following:
	1.	Leading, participating in or merely being present at a sales/solicitation meeting with a state or local Government Entity, such as a government pension plan or general fund;
	2.	Otherwise holding oneself out as part of the BHMS’ sales/solicitation effort with a state or local Government Entity;
	3.	Signing a submission to an RFP in connection with BHMS’ business;
	4.	Making introductions between government officials and BHMS.
Z.	“State or Local Official(s)” means any person, including any election committee for such
	person,	who was, at the time of a Political Contribution, an official, incumbent, candidate, or
	successful	candidate for elective office of a state or local government, including, but not

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limited to, any state or local agency, authority, or instrumentality, limited exceptions may apply depending on the nature of the office, as identified by the Firm’s Chief Compliance Officer.

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I. Policy for Possession of Material Non-Public Information (MNPI)

The Firm's Policy for possession of material non-public information applies to every Person subject to this Code, including Access Persons and their Family Members, and extends to his/her activities within and outside of his/her duties at the Firm. Any questions regarding this policy and procedures should be referred to the Firm’s Chief Compliance Officer.

A.	In compliance with Section 204A of the Advisers Act, the Firm forbids any officer, director,
	Access	Person or Family Member, from trading, either personally, on behalf of clients, or
	others,	including accounts managed by the Firm, on material non-public information, or
	communicating	material non-public information to others in violation of the law, frequently
	referred	to as "insider trading”.
B.	The term “material non-public information” means information that is material to a company,
	a	government policy, or other regulatory entity or policy that is not known to the public and is
	material	to the value of such company, or related industry, and if made public would affect the
	value	of such company’s shares, or impact the investment market(s), and investments of a
	Person,	or client.
C.	The term "insider trading" is not defined in the federal securities laws, but generally is used to
	refer	to the use of material non-public information to trade in Securities (whether or not one is
	an	"insider"), or to communicate material non-public information to others. The term “insider
	information”	includes non-public facts about a publicly traded company that may be used to a
	Person’s	financial advantage when trading shares of the Company and includes information
	about	the firm’s securities recommendation(s), and client holdings and transactions. While
	the	law concerning insider trading is not static, it is generally understood that the law prohibits:
	1.	Trading by an insider, while in possession of material non-public information; or
	2.	Trading by a non-insider, while in possession of material non-public information, whether the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or was misappropriated; or
	3.	Communicating material non-public information to others in a breach of fiduciary duty, or for another’s intent to trade on the information.
D.	Information is material if or when there is a substantial likelihood that a reasonable investor
	would	consider it important in making his/her investment decisions(s), or information that is
	reasonably	certain to have a substantial effect on the price of a company's securities (shares
	or	bonds) whether it is determined factual or spreading a rumor. Information that a Person
	subject	to this Code should consider material includes, but is not limited to: dividend changes,
	earnings	estimates, changes in previously released earnings estimates, significant merger or
	acquisition	proposals or agreements, major litigation, debt service and liquidation problems,
	extraordinary	management developments, write-downs or write-offs of assets, additions to

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	reserves	for bad debts, new product/services announcements, criminal, civil and government
	investigations	and indictments. Material information does not have to relate to a company’s
	business.	For example, material information about the contents of any upcoming press
	release,	media column, or blog that may affect the price of a security, and therefore may be
	considered	material. Disclosure of a mutual fund client’s trades or holdings, or any client’s
	holdings	that are not publicly available, may be considered material information and must be
	kept	confidential. All employees of BHMS are subject to this Policy and to the Duty of
	Confidentiality	of this Code.
E.	Information is non-public until it has been effectively communicated to the marketplace. A
	Person	must be able to point to some fact to show that the information is generally public. For
	example,	information found in a report filed with the SEC, or appearing in the media, internet,
	or	other publications of general circulation would be considered public. A Person should be
	particularly	careful with information received from client contacts at public companies or
	received	through their position with BHMS.
F.	Each Person must consider the following before trading for themselves or others in the
	Reportable	Securities of a company about which that Person has potential inside information:
	1.	Is the information material? Is this information that an investor would consider important in making his/her investment decisions? Is this information that would affect the market price of the Reportable Securities if generally disclosed?
	2.	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace?
G.	The role of the Firm’s Chief Compliance Officer is critical to the implementation and
	maintenance	of the Firm's policy and procedures against insider trading. If, after consideration
	of	the above, a Person believes that the information is material and non-public, or if a Person
	has	questions as to whether the information is material and non-public, that Person should
	take	the following steps:
	1.	Report the matter immediately to the Firm’s Chief Compliance Officer or an Executive Director. After the CCO or Executive Director has reviewed the issue, a determination will be made as to trading or restricting the security, and the employee will be instructed to continue the prohibition against communication or will be allowed to trade and communicate the information.
	2.	Do not purchase or sell the securities on behalf of him/herself or others. The Firm may determine to restrict trading in the security for Access Persons, for the clients’ portfolios or both.

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	3.	Do not communicate the information to anyone inside or outside the Firm, other than to the Firm’s Chief Compliance Officer or an Executive Director as required under this Policy.
H.	The Chief Compliance Officer or an Executive Director may communicate potential insider
	information	to outside counsel and compliance/legal personnel at OMAM, the Firm’s parent
	company,	for consultative purposes. In addition, care should be taken so that such information
	is	secure. For example, files containing material non-public information should be sealed;
	access	to computer files containing material non-public information should be restricted. The
	Chief	Compliance Officer will review and appropriately document each circumstance where the
	possibility	of insider information has been reported. Further actions to restrict trading in the
	security,	to release a restriction against trading, or to limit trading, are based on the facts and
	circumstances	of the information.
II.	Duty of Confidentiality

Any Person subject to this Code must keep confidential at all times any non-public information they may obtain in the course of their employment at the Firm. This information includes but is not limited to:

A.	Information about a client’s account, including account holdings, recent or pending securities transactions, and investment recommendations or activities of the Portfolio Managers and Analysts for clients’ accounts;
B.	Information about the Firm’s clients and prospective clients’ investments and account transactions;
C.	Information about the Firm’s personnel, including private personally identifiable information (PII), pay, salary, bonus, equity interest, benefits, position level, performance rating, or discipline history among other things; and
D.	Information about the Firm’s financial information, business activities, including new investment strategies, services, products, technologies, business initiatives, client gains/losses, and negotiated fee details.

The Firm’s personnel have the highest fiduciary obligation to keep confidential and not reveal confidential OMAM information to any party that does not have a clear and compelling need to know such information, and to safeguard all confidential information about the Firm and its clients. Our Privacy Policy for safeguarding clients’ personal information and account information is provided in the Firm’s Privacy Policy in the Compliance Policies & Procedures. The information for data security and systems are provided in the Firm’s IT Security Policies & Procedures.

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Nothing in this Code precludes any Access Person from contacting, filing a complaint with, providing information to, or cooperating with an investigation conducted by the U.S. Securities and Exchange Commission or any other governmental agency.

III. Procedures for Access Persons

In an effort to comply with federal securities regulations and the high standards BHMS has set to avoid potential conflicts of interest, the following procedures have been adopted:

Who Must Comply with these Procedures?

All employees of BHMS and their Family Members are subject to, and must comply with, the requirements of this Code. (In general, you must report all securities-related accounts for yourself and household members, see “Personal Trading Procedures for Access Persons and Family Members” below.) In addition to employees, under certain circumstances, other individuals who work with BHMS may also be required to comply with this Code (e.g. interns, temporary workers and consultants). BHMS Compliance will notify such individuals when, and if, they are required to comply.

A.	General Procedures for Access Persons. As defined by this Code, all employees of the Firm are
	identified	as Access Persons and are subject to the following restrictions:
	1.	Restriction on Accepting and Giving Gifts of More than de Minimis Value. Access
		Persons	are restricted from accepting or giving any Gift(s) of more than de minimis
		value	under this Code from/to any Person or entity/organization when the Gifts are in
		relation	to the conduct of the Firm’s business without pre-approval of the Chief
		Compliance	Officer. Gifts must be reported monthly, or at the time a gift is accepted or
		given,	through the PTA System, or the Gift and Entertainment Form available on the
		Firm’s	shared file network at:
		S:\BHMS_Shared\Compliance\Forms\Form	- G&E 2019.xlsx
		Questions	about this gift policy should be directed to the Chief Compliance Officer. A
		Gift	does not include Business Entertainment.
		a.	The de minimis amount for accepting a gift is $100 (in total) per Person and is considered to be the annual receipt of Gifts from the same source valued at up to $100;
		b.	The de minimis amount for gift giving by the Firm or its employees is $250 (in total) per Person, and is considered to be the annual giving of Gifts to the same Person valued at up to $250;
		c.	ERISA and Taft Hartley regulations have specific limitations for Gifts and Entertainment and reporting requirements when Gifts are given. The Chief

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Compliance Officer should be notified when giving a gift to an ERISA or Taft Hartley client to ensure proper reporting.

2.	Reporting Business Entertainment. Access Persons, whether provider or recipient, must report Business Entertainment activity monthly, or at the time it occurs. Extravagant or excessive entertainment is prohibited. Questions about what may be considered extravagant or excessive should be directed to the Chief Compliance Officer or Executive Directors. Any exceptions to this policy must be approved by the Firm’s Chief Compliance Officer. Business Entertainment can be reported using the PTA System or the Gift and Entertainment Form available on the Firm’s share file network at: S:\BHMS_Shared\Compliance\Forms\Form - G&E 2019.xlsx.
3.	Prohibition on Service as a Director or Public Official. Due to the obvious conflict of interest, Access Persons, including Investment Personnel, are prohibited from serving on the board of directors of any publicly traded company, or any for-profit company, without prior authorization of the Firm’s Chief Compliance Officer. Any such authorization shall be based upon a determination that the board service would be consistent with and not detract from the interests of the Firm's clients. Authorization of board service shall be subject to a review of such service and implementation of procedures to identify and isolate such a Person from making decisions about investments or trading in that company's securities or advising about investing the company’s assets and adequate disclosure of any conflicts of interest must be provided in the Firm’s Form ADV, and other documentation.
B.	Personal Trading Procedures for Access Persons and Family Members. The policies of this Code
	apply	to all employees of the Firm identified as Access Persons and the procedures extend to
	accounts	of which the Access Person is the beneficial owner, or accounts in which he/she has
	any	financial interest, or ability to exercise control or influence over its investments or trading.
	The	procedures also extend to any account belonging to immediate Family Members (including
	any	relative by blood or marriage) living in the Access Person’s household or dependent on the
	Access	Person for financial support. Thus, a Person subject to this Code is required to abide by
	the	following procedures:
	1.	Prohibition on Initial Public Offerings. Persons subject to this Code are prohibited from acquiring securities in an initial public offering (IPO) or secondary offerings.
	2.	Restriction on Private Placements. Persons subject to this Code are restricted from acquiring securities in a private placement without prior approval from the Firm’s Chief Compliance Officer. In the event that an Access Person receives approval to purchase securities in a private placement, the Access Person must disclose that investment if/when the company intends to offer shares to the public in an IPO and/or if he/she plays any part in the Firm’s later consideration of an investment in the issuer.

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	3.	Prohibition on purchasing BSIG securities. Persons subject to this Code are prohibited from acquiring securities issued by the Firm’s parent company, BrightSphere Investment Group (“BSIG”), or any publicly traded securities of other related or Affiliated Company(s) in their own account or in a client’s account.
	4.	Restriction on Options, Swaps, Futures or Derivatives. Persons subject to this Code are restricted from purchasing or selling any option, swap, future, or derivative on any Security.
	5.	Prohibition on Short-selling. Persons subject to this Code are prohibited from selling any Security that the Access Person does not own, or otherwise engaging in “short- selling” activities.
	6.	Prohibition on Short-term Trading Profits. Persons subject to this Code are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) Reportable Securities within 60 calendar days. Profits realized on such short-term trades are generally subject to disgorgement, as determined by the Firm’s Chief Compliance Officer.
	7.	Prohibition on Short-term Trading of Managed Funds. Persons subject to this Code are prohibited from short-term trading of any Managed Fund shares. For the purpose of this Code, short-term trading is defined as a purchase and redemption/sell of a Managed Fund’s shares within 30 calendar days. This prohibition does not cover purchases and redemptions/sales: (i) into or out of money market funds or short-term bond funds; (ii) purchases effected on a regular periodic basis by automated means, such as 401(k) purchases, or Voluntary Deferral Plan “VDP” contributions.
C.	Political Contribution and Charitable Contribution Procedures for Access Persons and Family
	Members.	Employees of BHMS are prohibited from making Political Contributions in the name
	of	the Firm. As defined by this Code, all employees of the Firm are identified as Access Persons
	and	are subject to the following restrictions:
	1.	Personal Political Contributions to Candidates for state or local office are limited to $350 where the Access Person or their Family Member is Eligible to Vote for such candidate. Contributions to candidates for state or local office are limited to $150 where the Access Person or their Family Member is not entitled to vote for such candidate.
	2.	Pre-clearance of Personal Political Contributions and Fundraising Activities. All Access Persons and their Family Members must obtain approval in advance from the Chief Compliance Officer before: (i) making any Political Contribution to any state, or local candidate, or official running for state or local office, or candidate for a federal office who is currently a State or Local Official, and, (ii) participating in any Political Fundraising Activities. Political Contributions and Political Fundraising Activity will be

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approved on a case-by-case basis. Pre-clearance should be obtained prior to making a Political Contribution or participating in a Political Fundraising Activity by completing and submitting a Personal Political Contribution Pre-clearance Form for fundraising activity in the PTA system or Exhibit E. The Chief Compliance Officer will review each request to determine whether the Political Contribution or Political Fundraising Activity is permitted under applicable law and is consistent with this policy.
	3.	Prohibition on Certain Political or Charitable Contributions. Access Persons may not make Political Contributions in the name of the Firm, or personally, for the purpose of obtaining or retaining advisory contracts with government entities, clients, or for any other business-related purpose. Access Persons also may not consider any of the Firm’s current or anticipated business relationships as a factor in soliciting or making Political or charitable Contributions. Charitable contributions may be made as part of the Firm’s formal charitable efforts and not for the purpose of obtaining or retaining advisory contracts with government entities or others and must be made in the name of the Firm payable directly to the tax-exempt charitable organization.
	4.	Indirect Action by an Access Person. Access Persons are prohibited from doing anything indirectly that, if done directly, would result in a violation of applicable law or this policy. For example, it is a violation of this policy for an Access Person to direct someone on their behalf to make a Political Contribution in excess of applicable limits.
D.	Trading Restriction for Access Persons and Family Members on the Same Day as a Portfolio
	Directional	Trade. Access Persons and Family Members are restricted from purchasing or selling
	any	Reportable Security on the same day the Firm executes a Portfolio Directional Trade in that
	same	security for a client account. Reasonable exceptions may be granted by the Chief
	Compliance	Officer when the trade does not appear to affect or harm any client.
IV.	Exempted Transactions

Certain prohibitions or Restrictions for Access Persons and Family Members in Sections B. and D. above, do not apply to:

A.	Purchases or sales of a Reportable Security made on the same day that a cash flow trade is executed in that same security for a client account, as authorized by the Firm’s Chief Compliance Officer.
B.	Purchases which are part of an automatic dividend reinvestment plan, or an automatic investment plan, or 401(k) purchases, or VDP contributions; and
C.	Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Reportable Securities, to the extent such rights were acquired from such issuer; or

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	sales	of such rights so acquired, or sales occurring simultaneously with the exercise of such rights.
D.	Purchases and sales in shares of unaffiliated mutual funds, or ETFs. ETF holdings must be
	reported	annually and transactions must be reported quarterly; however, generally they do not
	require	pre-clearance and are exempt from the Prohibition on Short-term Trading Profits.
E.	In addition to the above exemptions, the Chief Compliance Officer may make exceptions to the
	restrictions	imposed upon persons subject to the Code on a case-by-case basis, as deemed
	appropriate	by the Chief Compliance Officer, and which appear upon inquiry and investigation
	to	present no reasonable likelihood of harm to any client.
V.	Compliance Procedures
A.	FIS Protegent PTA System. Access Persons should use the FIS Protegent PTA (“PTA”) system
	for	general reporting requirements under this Code. Certain transactions may require written
	pre-clearance	and reporting on Reports identified as Code Exhibits A, B, C, D or E, and these
	forms	may be obtained from the Compliance Department.
B.	Records of Reportable Securities Transactions. Access Persons must notify the Firm’s Chief
	Compliance	Officer if they or a Family Member have opened a Reportable Account during the
	quarter.	Access Persons must direct their brokers to provide the Firm’s Chief Compliance
	Officer	with duplicate brokerage confirmations of their Reportable Securities transactions and
	duplicate	statements of their Reportable Account(s).
C.	Pre-clearance of Reportable Securities Transactions. Access Persons and Family Members
	must	receive prior approval from the Firm’s Chief Compliance Officer, before purchasing or
	selling	Reportable Securities. Exclusions to this are:
	1.	Managed Funds in the Firm’s 401K Plan or VDP Plan,
	2.	Exchange Traded Funds (ETFs);
	3.	Purchases and sales over which a Person subject to the Code has no direct or indirect influence or control, such as automatic investments in 401K or VDP accounts, Family Trust Funds, or other accounts;
	4.	Purchases or sales pursuant to an automatic investment plan;
	5.	Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired or sales occurring simultaneously with the exercise of such rights, acquisition of securities through stock dividends, dividend reinvestments, stock

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations, or distributions generally applicable to all holders of the same class of securities;

D.	Open end investment company shares other than Managed Funds. This Code provides a
	limited	exception on Reportable Securities from pre-clearance and short-term trading profit
	requirements;	securities under this exception include ETFs. (Reportable Funds must be held
	30	days).
E.	Pre-clearance for Reportable Securities is valid for that trading day. Personal Reportable
	Securities	transactions should be pre-cleared using the PTA system or Exhibit D, Personal
	Reportable	Securities Transaction(s) Pre-clearance Form. The Chief Compliance Officer may
	approve	transactions which appear upon inquiry and investigation to present no reasonable
	likelihood	of harm to any client. Exceptions to this requirement: The Firm’s Chief Compliance
	Officer	may approve pre-clearance requests for up to a calendar week for trades in Reportable
	Securities	that are not held in a client’s account, do not fit the Firm’s investment strategies,
	and	are thinly traded such that a trade order will not likely be filled on the day of the pre-
clearance.
F.	Pre-clearance of any transaction in a Managed Fund. All Access Persons and Family Members
	must	receive prior written approval from the Firm’s Chief Compliance Officer, or Executive
	Director(s),	before purchasing or selling any Managed Fund. Pre-clearance for Managed Funds
	is	valid for that trading day. This pre-clearance requirement does not cover purchases and
	redemptions/sales:	(i) into or out of money market funds or short-term bond funds; (ii) effected
	on	a regular periodic basis by automated means, such as 401(k) purchases and VDP
	transactions,	or (iii) 401(k) investment reallocation.
G.	Disclosure of personal holdings, and certification of compliance with the Code of Ethics. All
	Access	Persons must disclose to the Firm’s Chief Compliance Officer all personal Reportable
	Securities	holdings at commencement of employment, and annually thereafter as of
	December	31. Every Access Person must certify on Exhibit A, Initial Report of Access Persons,
	or	Exhibit B, Annual Report of Access Persons, or through the PTA system:
	1.	They recognize that they are subject to all provisions of this Code, and have read, understand, and will follow the Code’s requirements;
	2.	They have complied with the requirements of this Code, and have reported all personal Reportable Securities, Reportable Accounts, holdings in Managed Funds, and Personal Transactions;
	3.	Initial holdings report must be made within ten days of hire.
H.	Reporting Requirements. The Chief Compliance Officer of the Firm will notify each Access
	Person	that he/she is subject to these reporting requirements, will deliver a copy of this Code

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

to each Access Person prior to, or upon, their date of employment, and at any time the Code is amended, and will train each Access Person on appropriate compliance matters. The Compliance Department staff will train employees on usage of the PTA system for personal reporting.

1.	Reportable Securities managed by a third-party in a discretionary advisory account are
	subject	to the annual reporting requirements contained in this Section and are
	excluded	from certain other provisions of the Code. (This does not exclude IPOs or
	private	placements.)
2.	Reports, personal trades and holdings, and other information, submitted pursuant to
	this	Code shall be reviewed periodically by the Chief Compliance Officer, kept
	confidential,	and when necessary, provided to the Executive Directors of the Firm, our
	parent	company’s compliance/legal personnel, Firm counsel, regulatory authorities, or
	auditors	upon appropriate request. The backup to the Chief Compliance Officer is
	responsible	for reviewing and monitoring the personal securities transactions of the
	Chief	Compliance Officer, and for taking on the responsibilities of the Chief Compliance
	Officer	in her absence.
3.	Every Access Person must report to the Chief Compliance Officer all Reportable
	Accounts	currently open at the time of his/her initial employment, and any new
	Reportable	Account (this includes any account belonging to Family Members) opened,
	including	the name of the bank or brokerage, the account number, and date the
	account	was opened, and must disclose the new Reportable Account with his/her
	quarterly	transaction report. Information reported on Exhibit A or in the PTA system
	must	be current within at least 45 days of the date of his/her employment.
4.	Every Access Person must report to the Chief Compliance Officer of the Firm any/all
	Reportable	Account(s) and any/all personal Securities holdings (this includes any
	account(s)	or holdings belonging to Family Members) at the time of his/her initial
	employment	with the Firm. A report must be made through the PTA system or
	designated	form, Exhibit A, Initial Report of Access Persons, with account statements
	attached	containing the following information:
	a.	Name and principal amount of the Reportable Security and ticker or cusip, number of shares, interest rate, maturity date;
	b.	Name and account number of the Reportable Account where the Reportable Security is held;
	c.	Name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit (account statements may be attached); and

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

	d.	The date the Access Person submits the report.
5.	Every Access Person must report to the Chief Compliance Officer of the Firm the
	information	described in Paragraph 4 of this Section with respect to transactions in
	any	Reportable Security in which such Access Person has, or by reason of such
	transaction	acquires, any direct or indirect Beneficial Ownership in the Reportable
Security.
6.	Quarterly transaction reports must be made no later than thirty days after the end of
	the	calendar quarter in which the transaction was executed. Every Access Person is
	required	to submit a report for all periods, including those periods in which no
	Reportable	Securities transactions were executed. A report should be made through
	the	PTA system, or designated form, Exhibit C, Quarterly Report of Access Persons,
	account	statements may be attached to the form for reporting purposes, containing
	the	following information:
	a.	The Reportable Security name and/or cusip, interest rate, maturity date, the number of shares or bonds and the principal amount of each Reportable Security transacted;
	b.	The nature of the transaction (i.e., purchase or sale);
	c.	The price at which the transaction was executed; and
	d.	The name of the broker, dealer or bank with or through whom the transaction was executed. Trade confirmations of all personal transactions and copies of periodic Reportable Account statements may be attached to Exhibit C to fulfill the reporting requirement.
	e.	The name of the broker, dealer or bank with whom the Access Person established a new Reportable Account during the period, the date the account was established.
	f.	The date of the transaction(s) and, if different, the date that the report is submitted by the Access Person.
7.	Every Access Person must report to the Chief Compliance Officer of the Firm all Political
	Contributions	(this includes contributions made by Family Members) described in
	Restrictions	for Access Persons, Section C. of this Code made during the quarter,
	including	Political Contributions made by their Family Members. A report should be
	made	in the PTA System or Exhibit E, Political Contribution Pre-clearance Form.
8.	Every Access Person should report Gifts accepted or given, and/or Business
	Entertainment	as a participant or provider, using the PTA System, or the Gift &

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Entertainment Report. Gifts and Entertainment must be reported monthly or upon each occurrence.
	9.	The Compliance Department staff and/or Chief Compliance Officer shall periodically review the reports provided by the Firm’s Access Persons. Review will include personal transactions and brokerage activity provided via the data feed into PTA, personal brokerage statements and holdings, and Political Contributions, among other things.
I.	Conflict of Interest. Every Access Person must notify the Chief Compliance Officer of any
	personal	conflict of interest relationship which may involve the Firm's clients, such as the
	existence	of any economic relationship between their transactions and Reportable Securities
	held	or to be acquired by any client’s account of the Firm. Such notification shall occur in the
	pre-clearance	process or immediately upon becoming aware of the conflict.
J.	The Chief Compliance Officer must implement and enforce this Code, maintain copies of the
	Code,	keep records of Code violations, and maintain records of Access Persons’ reports as
	required	by the Code.
K.	A member of the Compliance Department is named as the backup Compliance Officer in the
	absence	of the Chief Compliance Officer; other compliance personnel may be designated to
	perform	certain functions of the CCO in her absence. The backup compliance officer may
	perform	all duties of the CCO in her absence, as defined in the Code, and must report to the
	CCO	any disclosed conflicts or violations that may have occurred in her absence.
VI.	Chief Compliance Officer’s Authority and Duties

The Firm’s Chief Compliance Officer has a fiduciary duty to the Firm’s clients and to BHMS and is responsible for enforcing and monitoring this Code. The CCO is authorized to grant reasonable exceptions to the prohibitions and provisions of this Code, as permitted by law, and when such exceptions conflict with a client’s interests.

VII.	Reporting of Violations
A.	Any Access Person of the Firm who becomes aware of a violation of (i) this Code of Ethics, (ii) the Firm’s Compliance Policies & Procedures, (iii) the Governing Policies, (iv) the IT Security Policies & Procedures, (v) the OMAM Affiliate Level Risk Policies, or (vi) other internal policies or procedures, must promptly report such violation to the Firm’s Chief Compliance Officer, or an Executive Director. This reporting requirement includes self-reporting when an employee discovers he/she has violated an internal policy or reporting other violations of the Firm’s internal policies.
B.	The Firm’s Chief Compliance Officer must report to the Executive Directors or Board of Managers all material violations of this Code, the Compliance Policies & Procedures, the

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Governing Policies, or other internal controls. Material violations may be reported to the Chief Compliance Officer of any Managed Fund client, as required.
C.	The Executive Directors and Chief Compliance Officer will consider reports made to the Board and determine what sanctions, if any, should be imposed.
VIII.	Reporting to the Board of Managers

The Firm’s Chief Compliance Officer will prepare an annual report relating to this Code to the board of Managed Funds, upon their request. Such annual report will:

A.	Summarize existing procedures concerning personal investing and any changes in the
	procedures	made during the past year;
B.	Identify any violations requiring significant remedial action during the past year; and
C.	Identify any recommended changes in the existing restrictions or procedures based upon the
	Firm's	experience under its Code, evolving industry practices or developments in applicable
	laws	or regulations.
IX.	Sanctions
A.	Upon discovering a violation of this Code by an Access Person or Family Member, the Chief
	Compliance	Officer and/or Executive Directors may impose such sanctions as they deem
	appropriate,	including, among other things:
	1.	Disgorgement: The Firm generally requires that profits realized on transactions made in violation of the Code’s procedures be disgorged. A charity shall be selected by the Firm to receive any disgorged or relinquished amounts.
	2.	Extended Holding Period: Any security purchased during the black-out period may be prohibited from being sold for six months.
	3.	Unwinding the transaction: Purchases or sales made during the black-out period may be required to be reversed and any profit may be disgorged.
B.	The Pay-to-Play Rule imposes a two-year ban on an adviser’s ability to receive compensation
	for	advisory services if the Firm or certain of its Covered Associates makes certain Political
	Contributions	to a State or Local Official over the de minimus amount.

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

C.	For sanctions imposed, a memo of correction, suspension, or termination of employment will
	be	retained according to the Code of Ethics records retention requirement. This includes
	violations	committed by a Family Member.
X.	Retention of Records
A.	Code of Ethics Records. This Code (and prior versions in effect during the past seven years),
	a	copy of the reports made by each Access Person, each memorandum made by the Firm’s
	Chief	Compliance Officer, and a record of any violation and any action taken as a result of such
	violation,	must be maintained by the Firm for a minimum of seven years.
B.	Political Contribution Records. A list of: (i) all Access Persons, (ii) all government entities to
	which	the Firm provides or has provided investment advisory services or which are or were
	investors	in any covered investment pool to which the Firm has provided services in the past
	five	years, (iii) all direct or indirect Political Contributions made by any Access Person to an
	official	of a Government Entity, or direct or indirect payments to a political party of a state or
	political	subdivision thereof, or to a PAC, and (iv) the name and business address of each
	regulated	Person to whom the Firm provides or agrees to provide, directly or indirectly,
	payment	to Solicit a Government Entity for Investment Advisory Services on its behalf. Records
	relating	to the Political Contributions must be listed in chronological order and must indicate:
	(i)	the name and title of each contributor, (ii) the name and title of each recipient of a Political
	Contribution,	(iii) the amount and date of each Political Contribution, and (iv) whether any such
	Political	Contribution was the subject of the exception for returned Political Contributions.

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Exhibits

Exhibit A – Initial Report of Access Persons

Exhibit B – Annual Report of Access Persons

Exhibit C – Quarterly Transactions Report of Access Persons

Exhibit D – Personal Reportable Securities Transaction Pre-Clearance Form of Access Persons

Exhibit E – Personal Political Contribution Pre-Clearance Form of Access Persons

Exhibit F – List of Reportable Funds of Access Persons

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

INITIAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC (“BHMS”), I certify:

1.	I acknowledge receipt of the Code of Ethics for BHMS.
2.	I recognize that I am subject to BHMS’s Code as an Access Person and have read,

understood, and will follow the Code.

     3. Except as noted below, I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and Securities held or to be acquired by BHMS or any of its portfolios.

4.	As of the date below I and/or a Family Member had a direct or indirect ownership in the following Reportable Securities (brokerage or financial statements may be attached):

TYPE OF
INTEREST
	SECURITY NAME/TYPE/TICKER/CUSIP	NUMBER OF	PRINCIPAL	(DIRECT OR
	INTEREST RATE & MATURITY DATE	SHARES	VALUE	INDIRECT)

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Exhibit A

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

INITIAL REPORT OF ACCESS PERSONS

(Continued)

5. I and/or a Family Member have the following Reportable Accounts open and have directed the bank or brokerage to send duplicate confirmations and statements to BHMS:

TYPE OF INTEREST
NAME OF FIRM	(DIRECT OR INDIRECT)

6.	I and/or a Family Member have made the following Political Contributions in the previous 2 years:

TYPE OF POLITICAL
		DATE OF	ACTIVITY/
	NAME OF CANDIDATE	CONTRIBUTION	CONTRIBUTION

Date:

Signature:

Print Name:

Title:

Employer:

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Exhibit A

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

ANNUAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC, (“BHMS”), I certify:

     1. That I am subject to the Code as an Access Person, I have read, understood, and agree to follow the Code.

     2. During the year ended December 31, 20___, I have complied with the reporting requirements of the Code regarding personal transactions that I, and/or a Family Member, have executed.

     3. I have not disclosed confidential information of the Firm to any Persons outside, or inside, BHMS or OMAM, except where it was required for the execution of the Firm’s business.

     4. Except as noted below, I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by BHMS or any of its portfolios.

5.	During the year I have abided by the requirements of BHMS’ Code of Ethics.
6.	As of December 31, 20___, I and/or a Family Member had a direct or indirect Beneficial

Ownership in the following Reportable Securities:

TYPE OF
INTEREST
SECURITY NAME/TYPE/TICKER/CUSIP	NUMBER OF	PRINCIPAL	(DIRECT OR
INTEREST RATE & MATURITY DATE	SHARES	VALUE	INDIRECT)

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Exhibit B

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

ANNUAL REPORT OF ACCESS PERSONS

(Continued)

7. I and/or a Family Member have the following Reportable Accounts open and I have directed the bank or brokerage firm to send duplicate confirmations and statements to BHMS:

TYPE OF INTEREST
NAME OF FIRM	(DIRECT OR INDIRECT)

Date:

Signature:

Print Name:

Title:

Employer:

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Exhibit B

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

QUARTERLY TRANSACTIONS REPORT OF ACCESS PERSONS
For the Calendar Quarter Ended:

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

1.	During the quarter identified above, the following transactions				were made in
Reportable Securities and are required to be reported under the BHMS Code of Ethics:

NATURE OF
	DATE OF					BROKER/
TRANSACTION
SECURITY NAME/TYPE/TICKER/CUSIP	TRANS-	NUMBER	DOLLAR AMOUNT	(Purchase, Sale,		DEALER OR BANK
INTEREST RATE & MATURITY DATE	ACTION	OF SHARES	OF TRANSACTION	Other)	PRICE	NAME

2. During the quarter identified above, the following Reportable Accounts were opened with direct or indirect beneficial ownership, and are required to be reported under the Code.

TYPE OF INTEREST
NAME OF FIRM	(DIRECT OR INDIRECT)	DATE ACCOUNT OPENED

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Exhibit C

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

QUARTERLY TRANSACTIONS REPORT OF ACCESS PERSONS
For the Calendar Quarter Ended:
(Continued)

3.	During the quarter identified above, the following Political Contributions were made, and are required to be reported under the Code.

TYPE OF POLITICAL
		DATE OF	ACTIVITY/
	NAME OF CANDIDATE	CONTRIBUTION	CONTRIBUTION

     4. Except as noted below, I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.

5. During the quarter I have abided by the requirements of BHMS’ Code of Ethics.

Date:

Signature:

Print Name:

Title:

Employer:

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Exhibit C

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

PERSONAL REPORTABLE SECURITIES TRANSACTION PRE-CLEARANCE FORM OF ACCESS

PERSONS

(See Code of Ethics, V. Compliance Procedures, Section C)

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

Pre-clearance is requested for the following proposed transactions:

BROKER

			NATURE		/DEALER
			OF	PRICE	OR BANK
	NUMBER				THROUGH	AUTHORIZED
			TRANSACTION	(or
SECURITY NAME/TYPE/TICKER/CUSIP	OF	DOLLAR AMOUNT	(Purchase, Sale,	Proposed	WHOM
INTEREST RATE & MATURITY DATE	SHARES	OF TRANSACTION	Other)	Price)	EFFECTED	YES	NO

Date:

Signature:

Print Name:

Title:

Employer:

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Exhibit D

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

PERSONAL POLITICAL CONTRIBUTION PRE-CLEARANCE FORM OF ACCESS PERSONS

(See Code of Ethics, III. Procedures for Access Persons, Section C.2)

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

Pre-clearance is requested for the following proposed Political Contribution(s):

IS COVERED
PERSON
				ELIGIBLE TO	AUTHORIZED
		STATE AND COUNTY OF	WHAT OFFICE IS	VOTE FOR
NAME OF CANDIDATE	AMOUNT	ELECTION	CANDIDATE SEEKING?	CANDIDATE?	YES	NO

Date:

Signature:

Print Name:

Title:

Employer:

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Exhibit E

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

LIST OF REPORTABLE FUNDS OF ACCESS PERSONS

(See Code of Ethics, V. Compliance Procedures, Section H)

U.S. Registered Funds – 29

AIG VALIC I Broad Cap Value Income Fund

American Beacon Balanced Fund

American Beacon Diversified Fund

American Beacon Large Cap Value Fund

American Beacon Mid Cap Value Fund

American Beacon Small Cap Value Fund  AXA 1290 VT Equity Income Portfolio  Bridge Builder Large Cap Value Fund

GuideStone Value Equity Fund  John Hancock Value Equity Fund

MassMutual Select Fundamental Value Fund  MassMutual Select Small Cap Value Equity Fund

MML Income & Growth Fund

Principal LargeCap Value III Fund

Principal MidCap Value Fund III  Principal Overseas Fund  Timothy Plan Defensive Strategies Fund

Timothy Plan Fixed Income Fund

Timothy Plan High Yield Bond Fund

Touchstone International Value Fund

Touchstone Value Fund

Transamerica Barrow Hanley Dividend Focused

  VP Fund

Transamerica Dividend Focused Fund

USAA Growth & Income Fund

USAA Value Fund

Vanguard Variable Insurance Fund –

  Diversified Value Portfolio

Vanguard Selected Value Fund  Vanguard Windsor II Fund  Wilshire Large Company Value Fund

Non-U.S. Registered Funds – 16

Australia

BNP Paribas Global Equity Trust

Perpetual Investment Management Limited

Canada

AGF Harmony Overseas Equity Pool  Integra U.S. Value Growth Fund  Jov Prosperity U.S. Equity Fund

Leith Wheeler Emerging Markets Equity Fund  MD American Value Fund

MD Equity Fund  MDPIM U.S. Equity Pool

Cayman Islands

AXA Offshore Aggressive Multimanager Fund  AXA Offshore Conservative Multimanager Fund  AXA Offshore Moderate Multimanager Fund

Ireland

Old Mutual Value Global Equity Fund

RIC II plc Russell Investments Emerging Markets

  Extended Opportunities Fund

Luxembourg

BrightSphere Global Funds DFV UCITS

United Kingdom

Foreign & Colonial Investment Trust   Large Cap

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Exhibit F